CROSS-REFERENCE SHEET

Location in the 2023 Ontario Budget: Building a Strong Ontario Included as Exhibit (99.4), in the Public Accounts of Ontario: 2022-2023 Annual Report and Consolidated Financial Statements Included as Exhibit (99.6) and in the 2023 Ontario Economic Outlook and Fiscal Review Building a Strong Ontario Together Included as Exhibit (99.7)

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance

Ontario’s Economic and Fiscal Outlook in Brief	Ex. 99.4, pages 3-18, Ex. 99.7, pages 3-18

Building a Strong Ontario	Ex. 99.4, pages 19-102, Ex. 99.7, pages 19-78

Economic Performance and Outlook	Ex. 99.4, pages 103-124, Ex. 99.7, pages 79-102

Ontario’s Fiscal Plan and Outlook	Ex. 99.4, pages 127-158, Ex. 99.7, pages 105-132

Borrowing and Debt Management	Ex. 99.4, pages 159-178, Ex. 99.7, pages 133-150

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.4, pages 179-186, Ex. 99.7, pages 151-157

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 70-94

Ten-Year Review of Selected Financial and Economic Statistics	Ex. 99.4, pages 156-157; Ex. 99.7, pages 130-131

Financial Reporting: Fiscal 2022-23

Highlights	Ex. 99.6, pages 5-7

Analysis of 2022-23 Results	Ex. 99.6, pages 8- 34

Consolidated Financial Statements and Notes	Ex. 99.6, pages 47-102

Details of Revenue	Ex. 99.2, pages 4-15, Ex. 99.6, pages 108-111

Expense by Sector	Ex. 99.6, pages 112-113

Summary of Revenue by Main Classification and Ministry	Ex. 99.2, pages 16-17

Summary of Expenses by Standard Accounts Classification and Ministry	Ex. 99.2, pages 18-19

Summary of Expenses by Standard Accounts Classification and Ministry - Operating	Ex. 99.2, pages 20-21

Summary of Expenses by Standard Accounts Classification and Ministry - Capital	Ex. 99.2, pages 22-23

Ontario Opportunities Fund	Ex. 99.2, page 24

VII

Ontario Electricity Industry	Ex. 99.2, pages 61-62

Ex. 99.4, pages 31-34, 81-82, 133, 148, 150, 177

Ex. 99.6, pages 15, 19, 22, 73, 108-109, 116, 125
Public Debt

Publicly Held Debt Summary	Ex. 99.2, page 25

Ex. 99.6, pages 5-7, 23, 30-31, 58-59, 67, 73-75, 102-103

Debt Issuances Since 2022-23 Fiscal Year End	Ex. 99.2, pages 26-27

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 39-59

SEC Registered Debt	Ex. 99.2, page 60

Assets and Liabilities	Ex. 99.6, pages 5-6, 26-31, 58, 66-70, 87-91, 102-103

Consolidated Debt of the Province of Ontario	Ex. 99.6, pages 5-7, 23, 30-31, 58-59, 67, 73-75, 102-103

Pensions and Other Employee Future Benefits	Ex. 99.6, pages 30-31, 51, 61, 63, 66-67, 82-84, 104, 112-113

Risk Management and Derivative Financial Instruments	Ex. 99.6, pages 26, 30-34, 53, 58, 60-61, 64, 67, 70-73, 75-79

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 63-64

Ex. 99.6, pages 92-93

Claims Against the Crown	Ex. 99.2, pages 65-69

Ex. 99.6, page 93-94

VIII